 EXHIBIT 10.20

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement, dated as of 15 July 2025 (this “Agreement”), is entered into by and between Endra Life Sciences, Inc., a Delaware corporation with its registered address at 3600 Green Court, Ann Arbor, MI 48105-1570 (the “Client”) and Arca Investment Management, LLC, a Delaware limited liability company (the “Adviser”) (each, a “party,” and together, the “parties”).

WHEREAS, the Client desires to retain the Adviser to provide discretionary investment management services with respect to the Client’s assets in the Client’s account(s) (collectively, “Account”), in accordance with the terms and conditions hereinafter set forth, and the Adviser is willing to accept such retention in accordance with such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged by both parties, the parties covenant and agree as follows:

ARTICLE 1. Appointment of the Adviser; Investment Guidelines.

a. Pursuant to valid and proper authority and in accordance with applicable law, the Client hereby appoints the Adviser to have full discretion to manage, invest and reinvest the Account. The Adviser hereby accepts this appointment and agrees to manage the investment of the Account in accordance with and subject to: (i) the investment strategy and the investment objectives, policies, guidelines and restrictions set forth on Appendix A hereto as from time to time may be amended and agreed to in writing by the Client and Adviser (collectively, the “Investment Guidelines”); and (ii) applicable provisions of the Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder (the “Advisers Act”), and other applicable federal and state laws, the rules of any self-regulatory agencies, all as from time to time in effect. The Client agrees to promptly inform the Adviser in writing of any material changes to its financial situation, investment objectives, or risk tolerance that may affect the suitability of the investment strategy set forth on Appendix A for the Account. The Client acknowledges that failure to inform the Adviser of such changes may affect the performance and appropriateness of the investment strategy. The Adviser offers no guarantee of investment performance, profitability or that the performance objective will be met.

b. The Adviser represents and warrants that the Account will be managed in accordance with the Investment Guidelines and consistent with the client’s investment objectives and financial situation. Further, to the extent that the Adviser manages similar client accounts in the same or similar manner the Adviser represents and warrants that such investment advisory services will be structured in a manner that complies with Rule 3a-4 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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ARTICLE 2. Account Assets.

a. The Account initially shall consist of the digital assets, digital tokens, cryptocurrencies (hereinafter collectively referred to as “digital assets”), cash, stocks, bonds, securities, funds, derivatives, commodities and other investments or property as deposited by the Client in the Account, plus all investments, reinvestments and proceeds of the sale thereof, and all dividends, interest and earnings thereon, and all appreciation thereof and additions thereto. The Client will provide the Adviser with at least five (5) business days’ prior written notice of any additions to or withdrawals from the Account, and shall instruct the Custodian (as defined below) to provide the Adviser with notification of any such additions or withdrawals promptly after such additions or withdrawals are made. Any additions to the Account are subject to acceptance by the Adviser in its sole discretion within such prior notice period. The Client agrees that following its initial funding of the Account: (i) the Adviser, upon receipt of any notice or instruction regarding an addition or withdrawal of assets the Client intends to make to or from the Account, may place trade orders in reliance on such notice or instruction and, in the case of a contribution of assets (a “Contribution Notice”), before confirming with the Custodian that the Account has received such assets; and (ii) the Client shall be responsible for contributing the amount of assets specified in the Contribution Notice to the Account by the date specified in such Contribution Notice. All withdrawals are subject to customary securities settlement procedures.

b. The Adviser shall not act as custodian for funds or securities in the Account or take or have possession of any such funds or securities, and in no event shall Adviser be deemed to have “custody” of client funds or securities under Rule 206(4)-2 under the Advisers Act (“Custody Rule”). Client agrees to open and maintain the Account with one or more digital asset custodians (the “Custodian”). The Adviser is hereby authorized to give instructions to the Custodian with respect to the consummation of transactions on behalf of the Client in assets of the Account, and the Custodian is hereby authorized to act in response to instructions given by the Adviser. The Client shall instruct the Custodian to comply with any trading instructions of the Adviser given in accordance with this Agreement; provided, however, nothing contained herein or in any agreement between the Client and the Custodian shall be deemed to authorize or require the Adviser to take or receive possession of, or otherwise perform any custodial duties with respect to, any of the assets of the Account and the consummation of all purchases, sales and investments made pursuant to the Adviser’s direction shall rest upon the Custodian. The Adviser shall not be liable for any duty of the Custodian or any loss arising from any act or failure to act by the Custodian. The Client acknowledges and agrees that this Agreement only relates to the Client’s assets in the Account and that the Adviser has no responsibility or liability for investing or diversifying any other assets of the Client.

c. Client acknowledges and agrees that the Custodian will be responsible for sending confirmations of each transaction executed for the assets in Client’s Account no less than quarterly to Client directly. Client further acknowledges and agrees that Client is responsible for maintaining electronic access on the Custodian’s portal, where Client’s Account holdings may be viewed in real time. Adviser recommends that Client compare and verify the information in the report(s) Adviser provides (as set forth on Appendix A) with the information on the statements the Custodian sends directly to the Client. Client shall direct the Custodian to send to the Adviser copies of the Custodian’s periodic statements of the Account, in order that the Adviser from time to time may, for its own internal purposes, reconcile its respective records to those of the Custodian. Client authorizes the Adviser to receive from the Custodian (and/or any broker-dealer, exchange or other intermediary) duplicate confirmations of all transactions in the Account. The Adviser shall have no responsibility for the management of cash assets of any Account if Client has authorized and directed the Custodian to manage uninvested cash assets of the Account. Client shall be solely responsible for paying any clearing, execution and custody charges of the respective broker-dealers and/or banks, and any other fees that may be imposed by such entities.

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ARTICLE 3. Duties of the Adviser; Authorization to Take Actions; Selection of Brokers.

a. The Adviser shall have full investment discretion to determine, from time to time, what digital assets, cash, stocks, bonds, securities, funds, derivatives, commodities and other investments or property shall be purchased, sold or exchanged and what portion of the assets of the Account shall be held uninvested, subject to the provisions of Article 1 hereof. The Adviser shall periodically monitor and review the assets in the Account in accordance with Investment Guidelines and the Client’s investment needs, goals, objectives and risk tolerance.

b. The Adviser shall take, on behalf of the Client, all actions which it deems necessary to implement the Investment Guidelines, and in particular to place all orders for the purchase or sale of digital assets, stocks, bonds, securities, funds, derivatives, commodities and other investments or property and, if applicable, currencies for the Account with brokers, dealers or other financial intermediaries selected by it, and to that end, the Adviser is authorized as the agent of the Client to give instructions to the Custodian as to the deliveries of digital assets, stocks, bonds, securities, funds, derivatives, commodities and other investments or property and payments of cash with respect to digital asset and securities transactions for the Account. In connection with the selection of broker-dealers, exchanges or other intermediaries with respect to the execution of Client trades, the Adviser has an obligation to seek to obtain “best execution” of Client transactions, taking into consideration the circumstances of the particular transaction. In fulfilling this requirement the Adviser may cause the Account to pay a commission for effecting a transaction in excess of the amount of commission another broker, dealer, exchange or other financial intermediary would have charged for effecting that transaction, to the extent permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended. The Adviser shall not be responsible for any acts or omissions by any such broker, dealer, exchange or other financial intermediary, provided that the Adviser did not act with gross negligence or breach its fiduciary duty in the selection of such broker, dealer, exchange or other financial intermediary. For avoidance of doubt, all references in this paragraph to “commission” shall include markups and markdowns paid on principal and riskless principal transactions as well as any separately identifiable charge for brokerage and research services collected together with the transaction charge for execution in connection with the purchase and sale of portfolio securities.

c. The Adviser shall have authority to act upon all written instructions, directions, demands, requests, approvals and/or notices from Client.

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d. The Client acknowledges that circumstances may arise under which the Adviser determines that, while it would be both desirable and suitable that a particular digital asset, security or other investment be purchased or sold for more than one of the Adviser’s clients’ accounts, there is a limited supply or demand for the digital asset, security or other investment such that the Adviser will seek to allocate the opportunity to purchase or sell that digital asset, security or other investment among those accounts on an equitable basis. The Client further acknowledges that digital assets, securities or other investment trades for the Account may, but are not required to, be aggregated with trades for other clients of the Adviser and its affiliates, and that in circumstances where (because of prevailing market conditions) it is not possible to obtain the same price or time of execution for all of the digital assets, securities or other investments purchased or sold for clients, the Adviser may take any action permitted pursuant to its trading policies and procedures then in effect (as described in the Adviser’s Form ADV Part 2A and as they may be revised from time to time).

e. The Client acknowledges and agrees that the Adviser will not vote proxies for the digital assets, stocks, bonds, securities, funds, derivatives, commodities and other investments or property held in the Account. Client shall be responsible for voting proxies and for taking action with respect to tender offers and other voluntary corporate actions in connection with the securities held, or formerly held, in the Account. The Client represents and warrants to the Adviser that it will perform, or that it has arranged for some other party to perform, such actions for the Account. If requested by the Client, the Adviser may agree to provide advice to Client with respect to proxy voting or corporate actions for digital assets held in the Client’s Account.

f. The Adviser shall not have the obligation or authority to file documentation that enables the Client to participate in class action litigation or to file proofs of claim and other claims-related documents on the Client’s behalf in connection with class action and other litigation settlements, regulatory settlements, and bankruptcy proceedings. The Client represents and warrants to the Adviser that it will perform, or that it has arranged for some other party to perform, such actions for the Account.

ARTICLE 4. Client Authorization.

a. Subject to any other written instructions of the Client, the Adviser is hereby appointed as the Client’s agent and attorney-in-fact for the limited purposes of executing on behalf of the Account documentation and instruments, transaction term sheets and confirmations, trading agreements, including but not limited to ISDA master agreements, certifications regarding the Client’s status as an accredited investor, qualified institutional buyer or qualified purchaser, as applicable, and certifications regarding other factual matters as may be requested by brokers, dealers, exchanges, intermediaries or other counter parties in connection with the Adviser’s management of the Account’s assets. Any person dealing with the Adviser in its capacity as agent and attorney-in-fact hereunder for the Client is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent and attorney-in-fact of the Client and that any such person must look solely to the Client for enforcement of any claim against the Client, as the Adviser assumes no personal liability to such person whatsoever for obligations of the Client entered into by the Adviser in its capacity as agent and attorney-in-fact for the Client. At no time is the Adviser authorized to take any action as agent and attorney-in-fact that will enable it to change ownership, custody, or control of the Account’s assets.

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b. The Client agrees to execute and deliver any and all agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, including a limited power of attorney, provide any and all information and perform any and all such acts, as the Adviser may deem necessary or reasonably desirable to enable the Adviser to exercise the authority vested in it pursuant to Article 3 of this Agreement (collectively, “Necessary Actions”). The Client acknowledges that if and to the extent that it fails to perform any Necessary Action, the Adviser may be unable to fully exercise the authority vested in it pursuant to Article 3 of this Agreement and, consequently, the performance of the Account may differ from the performance of similarly-managed accounts of the Adviser with respect to which all Necessary Actions have been performed.

ARTICLE 5. Allocation of Charges and Expenses. The Adviser shall furnish at its own expense investment management and administrative services, office space, equipment and clerical personnel necessary for serving as discretionary investment adviser to the Account, and investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Account. The Client will pay all of its own expenses, including without limitation: governmental fees; interest charges; taxes; fees and expenses of the Client’s independent auditors and legal counsel; brokerage, exchange and other expenses connected with the execution, recording and settlement of portfolio security transactions; charges for research services provided by brokers, dealers, exchanges or other financial intermediaries in connection with the purchase and sale of digital assets, stocks, bonds, securities, funds, derivatives, commodities and other investments or property; insurance premiums (not related to the Adviser’s business); and fees and expenses of the Custodian for all services to the Client and Account, including safekeeping of digital assets, funds and securities and maintaining required books and accounts. The Client acknowledges and agrees such expenses are payable by the Client in addition to the Fee (as defined below) payable to the Adviser.

ARTICLE 6. Compensation of the Adviser. For the services to be rendered, the Client shall pay to the Adviser the Management Fee and Performance Fee set forth in, and computed and paid in accordance with, Appendix B hereto (collectively, the “Fee”). If the Adviser shall serve for less than the whole of any applicable period, the applicable Fee will be prorated. Client shall instruct the Custodian to pay the applicable Fee to the Adviser directly from the Account. For all purposes of this Agreement, including without limitation the computation of the Adviser’s Fee, the assets of the Account shall be valued in accordance with published market prices, or where no published market prices exist, the Adviser’s standard valuation policies and procedures which shall approximate fair value.

ARTICLE 7. Representations and Warranties of the Adviser.

a. The Adviser is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now being conducted, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Adviser have been duly authorized by all necessary limited liability company action on the part of the Adviser.

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b. This Agreement has been duly and validly executed and delivered by the Adviser and (assuming the due authorization, execution and delivery thereof by the Client) constitutes the legal, valid and binding obligation of the Adviser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws governing creditors rights in general and to general principles of equity.

c. The execution and delivery by the Adviser of this Agreement and the performance by the Adviser of its obligations hereunder will not conflict with, constitute a default under or violate: (i) any of the terms, conditions or provisions of the certificate of formation or operating agreement of the Adviser; (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Adviser is a party or by which it is bound; (iii) any applicable law or regulation; or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Adviser.

d. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority or other third party (which has not been obtained) is required in connection with the execution and delivery by the Adviser of this Agreement, the consummation by the Adviser of the transactions contemplated hereby or the performance by the Adviser of its obligations hereunder.

e. The Adviser will materially comply with all applicable federal, state, local and foreign securities laws, regulations and requirements, including, but not limited to, those of the SEC, the National Futures Association and the Commodities Futures Trading Commission, as well as the rules and requirements of all applicable securities markets and associations, in connection with the services it will be providing under this Agreement (including without limitation short selling).

f. There is no litigation, proceeding or governmental investigation pending or threatened against the Adviser that relates to any of the transactions contemplated by this Agreement or which, if adversely determined, could have a material adverse effect on the ability of the Adviser to perform its obligations hereunder.

g. The Adviser represents and warrants that it is duly registered as an investment adviser under the Advisers Act, and is either duly registered or exempt from registration as a commodity trading advisor under the Commodity Exchange Act of 1936, as amended.

h. The Adviser represents and warrants that the representations made by the Adviser in this Article 7 are accurate and the Adviser will promptly notify the Client in writing if any representation made in this Article 7 ceases to be true and correct.

ARTICLE 8. Representations and Warranties of the Client.

a. The Client represents and warrants that it is duly authorized to appoint the Adviser as investment manager to manage the Account, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Client have been duly authorized by all necessary corporate action on the part of the Client. Notice of appointment of the Adviser has been given (or concurrently herewith is being given) to the Custodian.

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b. This Agreement has been duly and validly executed and delivered by the Client and (assuming the due authorization, execution and delivery thereof by the Adviser) constitutes the legal, valid and binding obligation of the Client, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws governing creditors rights in general and to general principles of equity.

c. The execution and delivery by the Client of this Agreement and the performance by the Client of its obligations hereunder will not conflict with, constitute a default under or violate: (i) any of the terms, conditions or provisions of the certificate of incorporation, by-laws or other governing documents of the Client; (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Client is a party or by which it is bound; (iii) any applicable law or regulation; or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Client.

d. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority or other third party (which has not been obtained) is required in connection with the execution and delivery by the Client of this Agreement, the consummation by the Client of the transactions contemplated hereby or the performance by the Client of its obligations hereunder.

e. There is no litigation, proceeding or governmental investigation pending or threatened against the Client that relates to any of the transactions contemplated by this Agreement or which, if adversely determined, could have a material adverse effect on the ability of the Client to perform its obligations hereunder.

f. The Client represents and warrants that Client owns the Account assets, without restriction.

g. The Client represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

h. The Client represents and warrants that it is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, and the rules thereunder.

i. The Client represents and warrants that it is not an “employee benefit plan” within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

j. The Client or the Client’s successor, as the case may be, shall promptly notify the Adviser in writing of (a) the dissolution, termination, merger or bankruptcy of such Client, and (b) the occurrence of any other event which might affect the validity of this Agreement or the Adviser’s authority under this Agreement with respect to such Client. All directions given and actions taken or omitted by the Adviser prior to the time that such notice is given to the Adviser and which would otherwise be appropriate under the terms of this Agreement shall be binding upon the Client and any successor or legal representative thereto.

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k. The Client represents and warrants that the representations made by the Client in this Article 8 are accurate and the Client will promptly notify the Adviser in writing if any representation made in this Article 8 ceases to be true or correct.

ARTICLE 9. Limitation of Liability; Indemnification.

a. In the absence of a breach of fiduciary duty, willful misfeasance, bad faith, gross negligence or material breach of this Agreement in the performance of the Adviser’s duties and obligations hereunder, neither the Adviser nor any of the Adviser’s officers, directors, employees and agents, and any person controlled by, controlling or under common control with the same (collectively, the “Indemnified Parties”) shall be liable to the Client for any expenses, losses, damages, liabilities, demands, charges and claims (including, but not limited to, reasonable legal expenses and costs and expenses relating to investigating or defending any demands, charges and claims) (collectively, “Losses”) arising out of any investment or any act or omission in the course of providing services under this Agreement, including without limitation, any claim for underperformance of the Account or acting upon what it reasonably believes is a Client instruction. The Indemnified Parties shall not be responsible for any Loss incurred by reason of (i) any act or omission of any Custodian, broker or dealer, exchange, financial intermediary or any other third party appointed by the Client or chosen in good faith and without gross negligence by the Adviser, or (ii) causes outside the Indemnified Parties’ reasonable control, including, without limitation, acts of nature or change to, any present or future law or regulation or order of the U.S., or of any state or political subdivision thereof or law, order or regulation of a governmental, supranational, judicial or regulatory body, any currency restrictions, devaluations and fluctuations, acts of terrorism, market conditions affecting the execution or settlement of transactions or the value of assets, any failure, breakdown or attack on computer, internet, communications or other information technology systems not reasonably within the control of the party affected by it and the failure of any relevant exchange or clearing house, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes. Client shall reimburse, indemnify and hold harmless the Indemnified Parties from all Losses that arise out of or result from any breach by Client of any representation, warranty, covenant or agreement contained in this Agreement. Nothing in this Article 9 is intended to limit any right that the Client may have under applicable federal securities laws or any other laws whose applicability is not permitted to be contractually waived or limited. The Adviser gives no warranties, express or implied, as to the performance or profitability of the Account or any part of it.

b. In the event any claim, demand, action, or proceeding (each, a “Claim”) is asserted or commenced against any of the Indemnified Parties for which indemnification may be sought under this Agreement, the Indemnified Party shall promptly notify the Client in writing; provided, however, that the failure to give such notice shall not relieve the Client of its indemnification obligations hereunder except to the extent that the Client is materially prejudiced by such failure. The Client shall have the right to assume the defense and control of any Claim with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in the defense of such Claim at its own expense. If the Client fails to assume the defense of any Claim within a reasonable period, the Indemnified Party may assume the defense of such Claim, and the Client shall be liable for all reasonable costs and expenses incurred in such defense. The Client shall not settle or compromise any Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall not settle or compromise any Claim without the prior written consent of the Client, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall cooperate with the Client in the defense of any Claim and shall provide such assistance as reasonably requested by the Client, at the Client’s expense.

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ARTICLE 10. Activities of the Adviser. The services of the Adviser to the Client are not deemed to be exclusive, the Adviser being free to render investment management and/or other services to others, including by providing investment management services employing substantially similar strategies being employed for the Client. The Client acknowledges that the Adviser has no obligation to purchase or sell any investment for the Account which the Adviser purchases or sells for its own account or for the account of any other client of the Adviser, including any fund managed by the Adviser; and the Adviser may give advice and take action in the performance of its duties for other clients, including any fund managed by the Adviser, which differ from advice given and action taken in relation to the Account. Nothing in this Agreement shall limit or restrict the right of the Adviser, or any of its directors, officers, affiliates or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

ARTICLE 11. Confidential Relationship. The terms and conditions of this Agreement, and all information (including portfolio holdings) and recommendations furnished under this Agreement by one party to the other party or its agents including, without limitation, trade secrets and financial information of a party and information evidencing the Adviser’s or Client’s expertise, investment strategies and/or trading activities, including statements prepared by the Adviser or Client related to the Account (collectively, “Information”), shall be treated as confidential by the parties, and shall not be disclosed to third parties except (i) as required by applicable law, rule, or regulation; (ii) for disclosures on a confidential basis by either party to its legal counsel, accountants, or other professional advisers solely to the extent that any such disclosure is made for a purpose contemplated by this Agreement; (iii) for disclosures by either party of information that has become public by means other than wrongful conduct by such party or its officers, employees, or other personnel; (iv) by the Adviser when it is reasonably necessary for the Adviser to carry out its responsibilities or effect transactions on behalf of the Account hereunder, including, without limitation; in the normal course of business for counterparty review of the Client; (v) to service providers in the normal course of business where such service provider is bound to keep the information confidential; or (vi) as otherwise expressly agreed to in writing by the parties. The Client agrees not to trade, or permit its employees to trade, for its own account or for the account of others using non-public Information and to notify its employees and agents who have access to the Information of the Account’s portfolio of the confidentiality obligations under this Agreement. For avoidance of doubt, each party acknowledges that, notwithstanding this or any other clause of this Agreement, the Adviser may disclose information about the portfolio holdings of the Account to any consultant or prospective client that seeks information about the portfolio holdings of an account managed by the Adviser, provided, however, that any such disclosure shall not identify the Account or its owner or provide information pursuant to which the identity of the Account or its owner may readily be ascertained. The provisions of this Article 11 shall survive termination of this Agreement.

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ARTICLE 12. Duration and Termination; Amendment. This Agreement shall become effective on the date first above written and shall remain in force and effect until terminated by the Client or by the Adviser, in either case, on not more than sixty (60) days’ nor less than thirty (30) days’ written notice to the other party. Any termination of this Agreement shall not, in any case, affect or preclude the consummation of any transaction initiated by the Adviser prior to its receipt or transmission of the notice of termination (or, if the Adviser continues to act until the selection of a successor by the Client, any transaction initiated during the period during which the Adviser so continues to act through the effective date of termination), in which case all of the terms and conditions of this Agreement shall apply to such transaction. Fees shall be prorated through the effective date of termination. The provisions of Article 9, Article 11, Article 15, and Article 18 shall survive termination of this Agreement. This Agreement may be modified or amended only by the mutual written agreement of the Client and the Adviser.

ARTICLE 13. Assignment. This Agreement may only be assigned by either party hereto with the prior written consent of the other party. For the purposes of this Article, the term “assignment” is used as defined in the Advisers Act and the rules thereunder. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE 14. Notices. Except as otherwise required in Article 2, all notices, instructions, and other communications pursuant to this Agreement shall be deemed duly given to or received by the appropriate party as of the date on which it is delivered in writing (or, if mailed, on the third business day after the date on which it is deposited in the United States mail, first-class postage prepaid) to the attention of the person or persons at the address set forth below:

(a) to the Client:

Endra Life Sciences, Inc.

3600 Green Court, Ann Arbor, MI 48105-1570

Attn.: Alexander Tokman

Email: [***]

(b) to the Adviser:

Arca Investment Management, LLC

4551 Glencoe Avenue, suite 350

Marina del Rey, CA 90292

USA

Attn.: Gordon Grant; Deborah Djeu; Wes Hansen

Email: [***]

or to such other address or addresses as either of the parties shall subsequently furnish to the other party in writing in accordance with this Article 14.

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To the fullest extent permitted by relevant law, (a) all requirements in this Agreement that any action be taken by means of any writing, including, without limitation, any instruction or notice, shall be deemed to be satisfied by means of any electronic record in such form that is mutually acceptable to the parties; and (b) all requirements in this Agreement that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is mutually acceptable to the parties.

ARTICLE 15. Governing Law; Jurisdiction. Except to the extent otherwise provided in the Advisers Act, the Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware. The parties agree that any and all disputes, differences, controversies or claims arising under this Agreement shall first be settled through good faith negotiation between the parties. If such disputes, differences, controversies and/or claims cannot be settled through such good faith negotiation within fifteen (15) days after the initiation by one party of such good faith negotiations by discussion, then the parties agree to attempt in good faith to settle such disputes, differences, controversies and/or claims by mediation administered by Judicial Arbitration and Mediation Services (“JAMS”). If the parties are unsuccessful at resolving such disputes, differences, controversies and/or claims through mediation administered by JAMS within thirty (30) days after the initiation by either party of any mediation referenced in the immediately preceding sentence, then the parties hereto consent to jurisdiction of the Delaware Court of Chancery.

ARTICLE 16. General Provisions. This Agreement (including without limitation the Schedule and Appendices hereto) sets forth the entire and exclusive understanding of the parties and supersedes and cancels any and all prior agreements between the parties, whether written or oral, relating to Adviser’s provision of investment management services in respect of the Account, other than any derivatives authorization, terms and conditions document separately executed by the Client. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be deemed to be deleted from this Agreement and shall be of no further force or effect. No provision of this Agreement shall be construed so as to violate, or so as to cause either party to violate, applicable provisions of the Advisers Act or any other federal or state securities or other law, rule, regulation or order. No waiver of the provisions of this Agreement shall be valid unless in writing and signed by the party to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

ARTICLE 17. Receipt of Adviser’s Form ADV. The Client hereby acknowledges (i) its receipt of a copy of Part 2A of the Adviser’s Form ADV at or before the time of the Client’s entering into this Agreement, which includes among other things information on the Adviser’s conflicts of interest; and (ii) its receipt of Part 2B of the Adviser’s Form ADV before or at the time of the Account’s funding. The Client consents to electronic delivery of the Adviser’s Form ADV Part 2A and 2B, and any amendments thereto sent to the Client.

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ARTICLE 18. Use of Name. The parties agree that the name of each party and the names of any affiliates and any derivative or logo or trademark or service mark or trade name are the valuable property of the party and its affiliates. A party shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the other party. Upon termination of this Agreement, each party shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The provisions of this Article 18 shall survive termination of this Agreement.

ARTICLE 19. Headings. The headings of the Articles of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or affect the interpretation thereof.

ARTICLE 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first written above.

ENDRA LIFE SCIENCES, INC.

By:	/s/ Alexander Tokman
Name:	Alexander Tokman
Title:	Acting CEO

ARCA INVESTMENT MANAGEMENT, LLC

By:	/s/ Rayne Steinberg
Name:	Rayne Steinberg
Title:	CEO

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APPENDIX A

Investment Strategy, Objectives, Policies, Guidelines, Restrictions and Reporting Requirements

Investment Strategy: Digital Asset Derivatives Trading Collateralized by Cryptocurrency

The Investment Strategy acts as an overlay to a long bitcoin  position, trading call options on the underlying cryptocurrency with a net-sold requirement and collateralizing those derivatives with in-kind funds held by the client with a qualified custodian.

The strategy does not overwrite more calls, in aggregate notional terms, than the amount of cryptocurrency held in custody, and through disciplined, tactical portfolio construction encompassing, inter alia, outright sales, vertical, diagonal, as well as calendar spreads along with ladders, trees, and butterflies / condors, seeks to generate ~10-15% annually (on bitcoin, in-kind).

Positions may be entered and exited opportunistically or held to expiry subject to a variety of proprietary parameters and quantitative guidance, with robustly calibrated risk guardrails at the individual trade and portfolio level.

Reporting requirements:

Adviser shall deliver the following report(s) to Client:

•	Monthly performance reports (to complement Account statements provided by Custodian)

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